Exhibit 5
Opinion and Consent of Gregory M. Wilson

                                Gregory M. Wilson
                                 Attorney at Law
                              18610 East 32nd Ave.
                              Greenacres, WA 99016
                               Tel. (509) 891-8373
                               Fax (509) 891-8382

May 28, 2003

Board of Directors
Tidelands Oil & Gas Corporation
13330 Leopard St., Ste 26
Corpus Christi, TX 78410

Re:      Tidelands Oil & Gas Corporation Registration
         Statement on Form S-8 (the "Registration Statement")

Gentlemen:

         I have acted as special counsel to Tidelands Oil & Gas Corporation, a Nevada corporation, (the "Company") in connection with the registration of 5,000,000 shares of the Company's common stock, (the "Shares"), pursuant to the terms and conditions of the Company's 2003 Non-Qualified Stock Grant and Option Plan described in the Company's Registration Statement on Form S-8 dated May 28, 2003.

You have advised that:

1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

2.  The  Shares  will be  issued  to  Plan  Participants,  including  directors, officers, employees and consultants, in accordance with the Plans terms and conditions and applicable state corporation law. Any shares issued to consultants will be for bonafide services which will not include any services related to the offer or sale of securities in a capital-raising transaction, and which will not either directly or indirectly promote or maintain a market for the Company's securities.

3. The shares to be issued to plan participants will be pursuant to corporate resolutions and the approval of the Board of Directors of the Company.

In connection with the representation, I have examined such records and documents and made such examinations of law as I have deemed relevant in connection with this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the accuracy of the information supplied to me, it is my opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. Further, subject to the limitation set forth in the

Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Plan and the Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to these Acts, and in those states of foreign jurisdictions in which the Shares may be sold, I am of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan participants, once properly and legally issued pursuant to this Plan as described in the Registration Statement.

I hereby  consent to the filing of this opinion with the  Commission  as Exhibit
5.0 to the Registration Statement. I also consent to the reference to my firm under the heading in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present laws of the State of Nevada or the federal law of the United States be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of this Registration Statement. Should you have any questions or comments, please do not hesitate to contact this office.

Sincerely,

 /s/ Gregory M. Wilson
----------------------
Gregory M. Wilson